Exhibit 10.11


United Financial Corp.
November 17, 2002
Page 1


                                                           CORRESPONDENT BANKING

                                               Norwest Bank Minnesota, N.A.
                                               Norwest Center
                                               Sixth and Marquette
                                               Minneapolis, Minnesota 55479-0015
                                               612/667-8834
                                               Fax. 612/667-3510

November 17, 1999

United Financial Corp.
Kurt R. Weise, President
c\o Central Financial Services, Inc.
5500 Wayzata Boulevard
Golden Valley, Minnesota 55416

Dear Mr. Weise:

     This Letter Agreement ("Agreement") sets forth the terms and conditions governing that certain revolving line of credit by Norwest Bank Minnesota, National Association ("Norwest") to United Financial Corp. ("Borrower") in the original principal amount of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) for the purpose set forth below (the "Line").

1. The Line. From time to time until October 30, 2000 (the "Termination Date") the Borrower may request advances under the Line in an aggregate principal amount not exceeding $3,000,000.00, at any one time outstanding. Each request for an advance under the Line must be received by Norwest no later than 2:30 P.M. on the day of funding. Within the limit of the Line, the Borrower may borrow, prepay and reborrow under the Line. Borrowings under the Line shall be evidenced by a promissory note (the "Note"), in form and substance satisfactory to Norwest, in the face amount of $3,000,000.00. The Note shall be executed and delivered by the Borrower to Norwest concurrently with this Agreement.

2. Purpose. The proceeds of the advances under the Line shall be used to acquire issued and outstanding shares in the Valley Bank of Arizona, a state chartered commercial bank located in Phoenix, Arizona (the "Phoenix Bank"; "Acquisition"), the effect of which Acquisition will provide Borrower with an ownership interest in Phoenix Bank approximating fifty per cent.

3. Interest Rate. The principal balance outstanding under the Note shall bear interest at an annual rate of interest equal to one hundred seventy-five (175) basis points (1.75%) in excess of the Federal Funds Rate in effect from time to time. Each change in the interest rate shall become effective on the day the corresponding change in the Federal Funds Rate becomes effective. As used herein, "Federal Funds Rate" shall mean the daily market rate quoted to Norwest at 12:00 p.m. each day by dealers in the Federal Funds Market for the offering of dollars to Norwest for deposit as such rate may increase or decrease from the date of the Note. Interest on the Note shall be calculated on the basis of actual number of days elapsed in a 360-day year.

4. Interest Payments. Interest on the Note shall be payable quarterly, commencing February 29, 2000, and on the last of each subsequent fiscal quarter-end and upon the Termination Date.

5. Principal Payments. On the Termination Date, all outstanding principal of the Note shall be due and payable in full.

6. Prepayment. The Borrower may at any time prepay the Note in whole or from time to time in part without premium or penalty. If at any time the principal outstanding under the Note exceeds $3,000,000.00, the Borrower must immediately prepay the Note in an amount sufficient to eliminate the excess.


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United Financial Corp.
November 17, 2002
Page 2

7. Collateral. The payment and performance of Borrower's obligations under the Note shall be secured by a collateral pledge agreement (the "Borrower's Collateral Pledge") duly executed by Borrower for the benefit of Norwest. Pursuant to the provisions of the Borrower's Collateral Pledge, the Borrower shall grant Norwest a first security interest in all issued and outstanding capital stock now or hereafter owned by Borrower in Heritage Bank fsb, a federally chartered stock savings bank located in Great Falls, Montana (the "Bank"). At the closing of the Line, Borrower shall deliver to Norwest 200,000 shares (100%) of the Bank, which shares shall secure the Note.

8. Conditions Precedent. The Borrower shall deliver the following to Norwest, in form and content acceptable to Norwest, prior to the initial advance under the
Line:

     A. A copy of the Borrower's Articles of Incorporation, and all amendments thereto, certified as of the most recent date practicable by the Secretary of State of the State of Minnesota;

     B. A copy of the Borrower's By-laws and all amendments thereto, certified as true and complete by an appropriate officer of the Borrower;

     C. Certificate of Good Standing relative to the Borrower, issued as of the most recent date practicable by the Secretary of State of the State of Minnesota;

     D. A photocopy of the resolutions of the Borrower's Board of Directors, authorizing the execution, delivery and performance of this Agreement, Borrower's Collateral Pledge, the Note and the other documents contemplated herein, certified by the corporate secretary of the Borrower;

     E. A Norwest Certificate of Authority, duly executed by the corporate secretary of the Borrower;

     F.   The Note, duly executed by the Borrower;

     G.   The Borrower's Collateral Pledge, duly executed by Borrower;

     H. Stock certificates and stock powers relative to the shares of stock in the Bank, which shares are being pledged pursuant to Borrower's Collateral Pledge; said stock certificates evidencing shares of unrestricted, unlettered common voting stock of the Bank, free of all liens and encumbrances; and

     I.   An arbitration agreement, duly executed by the Borrower.

9. Representations and Warranties. The Borrower hereby represents and warrants to Norwest as follows:

     A. The Borrower and the Bank are corporations duly organized, existing and in good standing under the laws of the States of Minnesota and Arizona, respectively.

     C. The Acquisition and the execution and delivery by the Borrower of this Agreement, the Note, Borrower's Collateral Pledge and the other documents referenced herein will not conflict with the terms of the Borrower's Articles of Incorporation or By-laws, or with any order, rule or regulation of any court or of any federal or state regulatory body or administrative agency or other governmental agency having jurisdiction over the Borrower or the Bank.

     D. The Acquisition and the execution and delivery by the Borrower of this Agreement, the Note, Borrower's Collateral Pledge and the other documents referenced herein have been duly authorized by the Borrower's Board of Directors, and will not result in any breach of, or constitute a default under, any outstanding indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which the Borrower or the Bank is a party or by which such entity or its property is bound.

     E. There is no litigation or governmental proceeding pending or threatened in any way against the Borrower and the Bank (collectively, the "Bank Group"), to the best of its knowledge, which could have a materially adverse effect on such entity.

     F. All authorizations of governmental agencies, bodies or authorities which are necessary to permit the Acquisition and the execution and delivery of this Agreement and the other documents referred to


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United Financial Corp.
November 17, 2002
Page 3

          herein by the Borrower have been obtained and are in full force and effect, and no further approval, consent, order or authorization of or designation, registration, declaration or filing with any governmental authority is required in connection therewith.

     G. As of the date of this Agreement, there are 200,000 shares of common voting stock in the Bank issued and outstanding, of which the Borrower owns 200,000 shares (100%).

10. Covenants. Without Norwest's prior written consent, for so long as any indebtedness remains outstanding under the Note, the Borrower:

     A. Shall use the proceeds of advances under the Line exclusively for the purposes set forth in Section 2 of this Agreement.

     B. Shall not permit the ratio of its total liabilities to stockholder equity accounts as reported in its financial statements delivered to Norwest under this Agreement to exceed thirty percent (30%).

     C.   Shall, and shall cause each member of the Bank Group to:

          (i) Keep accurate books of record and account, in which true and complete entries will be made in accordance with generally accepted accounting principles, consistently applied, and upon request by Norwest, will give the Norwest account officer or representative access to and permit such representative to examine, copy or make extracts from, any and all books, records and documents of such entity, to inspect any of their respective properties and to discuss their respective affairs, finances and accounts with any of their respective principal officers, all at such times during normal business hours and as often as Norwest may reasonably request.

          (ii) Except for the Acquisition, refrain from purchasing any stock or other securities of, or make any loans or advances of credit to, or make any investments or acquire any controlling interest whatsoever in, any other corporation, bank or non-bank institution.

          (iii)Refrain from declaring or paying any dividends on any class of stock or make any payment on account of the purchase, redemption or other retirement of any share of stock or make any distribution in respect thereof, either directly or indirectly, specifically excluding payment of dividends to allow payment of the Borrower's indebtedness to Norwest and payment of shareholder dividends provided that no Event of Default has occurred under this Agreement.

          (iv) Refrain from issuing any additional capital stock, notes or debentures of any type or class.

          (v) Refrain from incurring or creating any indebtedness or liability for borrowed money, except (a) indebtedness owed to Norwest, (b) indebtedness disclosed in writing to Norwest prior to the date of this Agreement, (c) indebtedness incurred in the Borrower's ordinary course of business where such occurrence, assumption, creation of indebtedness or liability is specifically authorized by any federal or state regulatory agency having jurisdiction or control over the Borrower or the Bank, and (d) indebtedness owed by the Borrower to any of its shareholder(s) if such indebtedness is subordinated to the Note on written terms acceptable to Norwest.

          (vi) Refrain from assuming, guaranteeing, endorsing or otherwise becoming directly or indirectly liable in connection with the obligations of any other person or entity, except for the endorsement of instruments in the ordinary course of business.

          (vii)Maintain blanket bond coverage, property and casualty coverage, and errors and omissions coverage from insurance agencies as customary for such businesses and provide prompt notice to Norwest of any action taken by insurance providers that will seriously alter, amend or terminate the above-referenced insurance coverage.


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United Financial Corp.
November 17, 2002
Page 4

         (viii)Provide Norwest with prompt written notice of any executive management changes in the Bank.

         (ix) Provide Norwest with prompt written notice of any negotiations to sell any capital stock of the Bank, together with copies of any proposed buy/sell agreements; provided, however, that this subparagraph shall not be deemed approval by Norwest of any such negotiation, and, provided further that this subparagraph shall not apply to information which under applicable law or regulation is prohibited from disclosure to Norwest.

         (x) (a) Conduct a detailed inventory and assessment of all of its computer hardware and software systems and imbedded chip technology ("Information Systems ") and of its business and operations that could be adversely affected by its failure to be Year 2000 Compliant on a timely basis; (b) develop, fund and implement and test a project plan to make its Information Systems Year 2000 Compliant; and (c) initiate a process to determine whether its material suppliers, vendors and customers have taken meaningful steps to become Year 2000 Compliant on a timely basis, and complete the development and implementation of a feasible contingency plan to ensure the uninterrupted and unimpaired operation of its business in the event of the failure of the systems of such third parties or its own Information Systems. For purposes of this covenant, "Year 2000 Compliant" means that the Information Systems of each member of the Bank Group that are material to its operation and financial condition will be able to process properly date sensitive functions before, on and after December 31, 1999.


     D.  Shall cause the Bank:

         (i) To maintain a Return on Assets ("ROA") not less than 0.75% as of the end of each fiscal quarter calculated on a four quarter moving average including the current quarter reported plus the three immediately preceding quarters.

         (ii) To maintain the ratio of its Tangible Primary Capital to its Total Assets at a level equal to or greater than eight percent (8%) as of the end of each fiscal quarter, or the minimum ratio required by any regulatory agency having authority over the Bank. As used herein, "Tangible Primary Capital" shall mean the difference of (i) the sum of perpetual preferred stock, common stock, surplus, undivided profits, capital reserves and allowance for loan and lease losses, less (ii) the sum of the net unrealized gains (and losses) on Available-for-Sale securities, goodwill and other intangible assets as disclosed in the Bank's Call Reports (as defined in Section 11B below)

         (iii) Not to allow the total of its non-performing loans (those classified 90 days past due or non-accrued, as reported in the Bank's quarterly Call Reports) to exceed fifteen percent (15%) of its Equity Capital, as of the end of each fiscal quarter. "Equity Capital" shall mean the sum of perpetual preferred stock, common stock, surplus, undivided profits and capital reserves less the net unrealized gains (and losses) on Available-for-Sale securities, as disclosed in the Bank's Call Reports.

         (iv) To maintain an allowance for loan and lease losses at a minimum of one hundred percent (100%) of the total amount of non-performing loans (those classified 90 days past due or non-accrued as reported in quarterly Call Reports).

11. Reporting Requirements. For so long as any indebtedness remains outstanding under the Note, the Borrower shall furnish to Norwest, in form and content acceptable to Norwest:

     A. Within 90 days after the end of each fiscal year of each member of the Bank Group, the annual audited financial statement of the Borrower, and the annual unaudited financial statement of the Bank, all of



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United Financial Corp.
November 17, 2002
Page 5

          which shall be prepared on a basis consistent with the accounting practices reflected in the most recent financial reports delivered by the Borrower to Norwest prior to the date of this Agreement.

     B. As soon as available, and in any event within 45 days after the end of each fiscal quarter, the complete Consolidated Report of Condition and Reported Income (FFIEC 034) (the "Call Report") prepared by the Bank at the end of such fiscal quarter in compliance with the requirements of any federal or state regulatory agency which has authority to examine the Bank, all prepared in accordance with the requirements imposed by the applicable regulatory authorities and applied on a basis consistent with the accounting practices reflected in any previous Call Report and similar statements.

     C. As soon as available, an in any event within 60 days after the end of each quarter of each fiscal year of the Borrower, the complete Consolidated Report for Bank Holding Comnpanies (FRY-9C) required to be filed with the Federal Reserve Bank (the "Fed") in the Federal Reserve District where the Borrower is located.

     D. As soon as available, an in any event within 60 days after the end of each quarter of each fiscal year of the Borrower, the complete Parent Company Only Financial Statements For Bank Holding Companies (FRY-9LP) required by the Fed.

     E. As soon as available, and in any event within 90 days after each fiscal year end of the Borrower, the Annual Report of Domestic Holding Companies (FRY-6) required by the Fed.

     F. As soon as available (but without duplication of any other requirement set forth in this Section 11) a photocopy of all reports which are required by law to be furnished to any regulatory authority having jurisdiction over any member of the Bank Group (including without limitation Call Reports, but excluding any report which applicable law or regulation prohibits a member of the Bank Group from furnishing to Norwest).

     G. As soon as available, and in any event within 45 days after each fiscal quarter end of the Borrower, a compliance certificate, in form and content acceptable to Norwest, that has been signed by an officer of each member of the Bank Group which (i) certifies that the officer has no knowledge of any event of default under this Agreement or the documents described herein, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an Event of Default under this Agreement or the documents described herein; and
          (ii) demonstrates that the Borrower and the Banks remain in compliance with all financial covenants that must be complied with as of the date thereof.

     H. Immediately upon knowledge thereof, notice in writing to Norwest upon the occurrence of any Event of Default (hereinafter defined).

     I. Such other information respecting the financial condition and results of operations of any member of the Bank Group as Norwest may from time to time reasonably request, except information which, under applicable law or regulation, is prohibited from disclosure.

12. Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:


     A. Default in the payment of interest or principal on the Note when due, and continuance of such default for 10 calendar days.

     B. The Borrower shall breach any other agreement or covenant contained in this Agreement or in any other agreement between the Borrower and Norwest, and such breach is not cured within 30 calendar days of receipt of written notice from Norwest.

     C. Any event of default shall occur under Borrower's Collateral Pledge and such default is not cured within 30 days of receipt of written notice from Norwest.


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United Financial Corp.
November 17, 2002
Page 6

     D. Any representation or warranty made by the Borrower in this Agreement or in any statement or certificate furnished to Norwest by or on behalf of the Borrower is untrue or misleading in any material respect.

     E. The issuance or proposed issuance upon any member of the Bank Group of any informal or formal administrative action, temporary or permanent, issued by any federal or state regulatory agency having jurisdiction or control over any member of the Bank Group, against any member of the Bank Group, such action taking the form of, but not limited to:
          (i) any informal or formal directive citing conditions or activities deemed to be unsafe or unsound or breaches of fiduciary duty or law or regulation; (ii) a memorandum of understanding; (iii) a cease and desist order; (iv) the termination of insurance coverage of customer deposits by the Federal Deposit Insurance Corporation; (v) the suspension or removal of a bank officer or director, or the prohibition of participation by any others in the business affairs of any member of the Bank Group; (vi) capital maintenance agreement; or
          (vii) other regulatory action, agreement or understanding with respect to any member of the Bank Group.

     F. Proceedings in bankruptcy or for the reorganization of any member of the Bank Group, or for the readjustment of any of its debts under the United States Bankruptcy Code or under any other law (whether state or federal) for the relief of debtors shall be commenced by any member of the Bank Group, or shall be commenced against any member of the Bank Group, or any member of the Bank Group makes an assignment for the benefit of creditors, or with or without consent, a custodian, trustee or receiver is appointed for any member of the Bank Group or any of such member's property or any member of the Bank Group is dissolved, liquidated or winds up its business.

     G. A Material Adverse Change occurs in the financial condition of any member of the Bank Group or such member's ability to repay said party's obligations to Norwest. As used herein, "Material Adverse Change" means a material adverse change in the (i) the business, property, condition (financial or otherwise), results of operations, or prospects of such person or entity; (ii) the ability of such entity to perform its obligations in favor of Norwest; or (iii) the enforceability of any of Norwest's rights or remedies under this Agreement and the documents referenced herein.

Upon the occurrence of one or more of the foregoing Events of Default, Norwest may, by notice in writing to the Borrower, declare all indebtedness under the Note to be due and payable, whereupon all such indebtedness shall immediately become due and payable. Upon the occurrence of any Event of Default under paragraph (E) and (F) above, all indebtedness under the Note shall immediately become due and payable, without notice or demand. The remedies described herein are not intended to be exclusive and shall be read cumulatively with all other rights and remedies available to Norwest under this Agreement, by other contract, at law or in equity.

13. Documentation. All documentation and financial reporting to be delivered to Norwest in connection with this Agreement shall be in form and content acceptable to Norwest.

14. Collection Expenses. In the event the Borrower fails to pay Norwest any amounts due under this Agreement or the Note, the Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by Norwest.

15. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

16. Rights of Setoff. The Borrower, by signing below, agrees that if all or any part of the Line (or any extension or renewal thereof) is not paid when due, Norwest may, without notice to the Borrower or without further action, offset any and all unrestricted deposits (including unmatured time deposits) of the Borrower maintained at Norwest against the unpaid principal balance and accrued and unpaid interest due and owing on the Line (or any extension or renewal thereof).

17. Reliance. This Agreement is addressed to the Borrower only and is not to be relied upon in any manner by other persons or entities.


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United Financial Corp.
November 17, 2002
Page 7

18. Applicable Law. This Agreement and the documents executed in connection herewith shall be governed by the substantive laws of the State of Minnesota.

This Agreement is subject to no Material Adverse Change having occurred in the financial condition of any member of the Bank Group and to no restrictive changes in governmental, regulatory or monetary policies having occurred.

If the terms and conditions set forth in this Agreement are acceptable to you, please sign in the space indicated below and return this Agreement, plus executed originals of the accompanying documents, to the undersigned on or before November 30, 1999.

                                       Very truly yours,


                                       /s/ Michael E. Bodeen
                                       -----------------------------------------
                                       Michael E. Bodeen
                                       Vice President

ACCEPTANCE:

The undersigned hereby accepts and agrees to be bound by the terms and conditions of this Agreement.

UNITED FINANCIAL CORP.


By: /s/ Kurt R. Weise
   -------------------------------
   Its: President

Dated: November 18, 1999